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                                                                   EXHIBIT 23(b)

INDEPENDENT AUDITORS' CONSENT
-----------------------------

We consent to the incorporation by reference in this Registration Statement of Merrill Lynch & Co., Inc. and subsidiaries (the "Company") on Form S-3 of our reports dated February 24, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of the Company for the year ended December 27, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement. We also consent to the inclusion as Exhibit 99(a) to this Registration Statement of our report dated February 24, 1997, relating to information under the captions "Ratio of Earnings to Fixed Charges" and "Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends" for each of the five years in the period ended December 27, 1996 appearing in the prospectus relating to Debt Securities, Warrants, Preferred Stock, Depositary Shares and Common Stock, and information under the caption "Ratio of Earnings to Fixed Charges" for each of the five years in the period ended December 27, 1996 appearing in the prospectuses relating to STRYPES and TOPrS, which are a part of this Registration Statement. We also consent to the incorporation by reference as Exhibit 99(b) to this Registration Statement of our report dated February 24, 1997 relating to the Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" appearing on page 24 of the Company's Annual Report to Stockholders. We also consent to the inclusion in this Registration Statement of our reports dated January 5, 1998 relating to the audits of the balance sheets of Merrill Lynch Preferred Funding IV, L.P. and Merrill Lynch Preferred Capital Trust IV, and our reports dated January 23, 1998 relating the audits of the balance sheets of Merrill Lynch Preferred Funding V, L.P. and Merrill Lynch Preferred Capital Trust V, appearing in the prospectus relating to TOPrS, which is included in this Registration Statement.


/s/ Deloitte & Touche LLP


New York, New York
January 27, 1998